           As filed with the Securities and Exchange Commission on July 23, 1999
                                                   Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 ----------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                                 ----------

                       CONCENTRIC NETWORK CORPORATION
           (Exact name of Registrant as specified in its charter)


           Delaware                                        65-0257497
          ----------                                      ------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                       Concentric Network Corporation
                             1400 Parkmoor Ave.
                               (408) 817-2800
                             San Jose, CA 95126

 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                                 ----------

                    1999 NON STATUTORY STOCK OPTION PLAN
                               1997 STOCK PLAN

                          (Full title of the plan)

                                 ----------

                             Michael F. Anthofer
                           Chief Financial Officer
                       Concentric Network Corporation
                             1400 Parkmoor Ave.
                             San Jose, CA 95126
                               (408) 817-2800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ----------

                                  Copy to:
                            David J. Segre, Esq.
                             Paul B. Shinn, Esq.
                      Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                             650 Page Mill Road
                             Palo Alto, CA 94304
                               (415) 493-9300


     Approximate date of commencement of proposed sale to the public: as soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following line:
      -----

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following line:   X
                                                                   -----


                       CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                             Proposed       Proposed
          Title of                            Maximum        Maximum        Maximum
         Securities                            Amount        Offering      Aggregate       Amount of
           to be                               to be         Price Per      Offering      Registration
         Registered                          Registered        Share         Price            Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value  Issuable
 under:

1999 Nonstatutory Stock Option Plan           400,000 (1)   $35.594 (3)  $14,237,607.00  $    3,958.05
1997 Stock Option Plan                      2,000,000 (2)   $35.594 (3)  $71,188,000.00  $   19,790.26
Total                                       2,400,000       $35.594      $85,425,600.00  $   23,748.32 (4)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) This total represents the increase in the number of shares authorized to be issued under the 1999 Nonstatutory Stock Option Plan.
(2) This total represents the increase in the number of shares authorized to be issued under the 1997 Stock Plan.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 20, 1999.
(4) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$278 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fees are therefore calculated by multiplying the aggregate offering or sales amount by 0.000278.
================================================================================

                        CONCENTRIC NETWORK CORPORATION.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares of the $0.001 par value common stock of the Registrant reserved for issuance under the Registrant's 1999 Nonstatutory Stock Option Plan which increase was approved by the Board of Directors of the Registrant on April 20, 1999, and 2,000,000 shares of the $0.001 par value common stock of the Registrant's 1997 Stock Plan, which increase was approved by a majority vote of the stockholders of the Registrant on May 5, 1999. Pursuant to General Instruction E, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-74759 and on Form S-8, File No. 333-33271, are hereby incorporated by reference.

     The following additional exhibits are enclosed for filing:

  Exhibit
   Number                       Description
  -------                       -----------
    5.1       Opinion of Counsel as to legality of securities being registered.
   23.1       Consent of Ernst & Young LLP, Independent Auditors.
   23.2       Consent of Counsel (contained in Exhibit 5.1).
   24.1       Power of Attorney (see page II-2).

-------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Concentric Network Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 20 day of July 1999.

                                    CONCENTRIC NETWORK CORPORATION

                                    By:   /s/ Henry R. Nothhaft
                                         ---------------------------------
                                            Henry R. Nothhaft
                                            Chairman, President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Nothhaft and Michael F. Anthofer and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                             Title                          Date
--------------------------------  --------------------------------------------  -------------
/s/ Henry R. Nothhaft             Chairman, President and Chief Executive       July 20, 1999
--------------------------------  Officer (Principal Executive Officer),
Henry R. Nothhaft                 Director

/s/ Michael F. Anthofer           Chief Financial Officer (Principal            July 20, 1999
--------------------------------  Financial and Accounting Officer)
Michael F. Anthofer

/s/ Vinod Khosla                  Director                                      July 20, 1999
--------------------------------
Vinod Khosla

/s/ Franco Regis                  Director                                      July 20, 1999
--------------------------------
Franco Regis

/s/ Randy H. Katz                 Director                                      July 20, 1999
--------------------------------
Randy H. Katz

/s/ Peter C. Waal                 Director                                      July 20, 1999
--------------------------------
Peter C. Waal

                         CONCENTRIC NETWORK CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS
                               -----------------


  Exhibit
   Number                       Description
  -------                       -----------
    5.1       Opinion of Counsel as to legality of securities being registered.
   23.1       Consent of Ernst & Young LLP, Independent Auditors.
   23.2       Consent of Counsel (contained in Exhibit 5.1).
   24.1       Power of Attorney (see page II-2).

------------------